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                                                                       EXHIBIT B

                             JOINT FILING STATEMENT

         Each of the undersigned agrees that (i) the statement on Schedule 13D relating to the Common Units representing limited partner interests in Williams Energy Partners, L.P. has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signature hereto, at the principal office thereof.


February 19, 2001                           WILLIAMS ENERGY SERVICES, LLC


                                            By: /s/ STEVEN J. MALCOLM
                                                -------------------------------
                                                Steven J. Malcolm
                                                President and CEO


                                            WILLIAMS NATURAL GAS LIQUIDS, INC.


                                            By: /s/ STEVEN J. MALCOLM
                                                -------------------------------
                                                Steven J. Malcolm
                                                President and CEO


                                            THE WILLIAMS COMPANIES, INC.


                                            By: /s/ JACK D. MCCARTHY
                                                -------------------------------
                                                Jack D. McCarthy
                                                Senior Vice President and CFO